Exhibit 99.1

News Release

GREEN PLAINS RENEWABLE ENERGY, INC. ANNOUNCES MANAGEMENT CHANGES

Omaha, NE (Market Wire) – November 6, 2009 – Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) announced the appointment of Michelle S. Mapes as Executive Vice President – General Counsel and Corporate Secretary effective November 3, 2009. Ms. Mapes joined the Company in September 2009 as its General Counsel. She will be responsible for all legal and regulatory affairs for the Company and will report to Todd Becker, President and Chief Executive Officer. The Company also announced that Wayne B. Hoovestol has stepped down as Chief Strategy Officer of Green Plains effective November 3, 2009. Mr. Hoovestol remains Chairman of the Board of the Company.

“We are grateful to Wayne for helping drive the Company’s strategic initiatives over the last seven months,” stated Todd Becker, President and Chief Executive Officer. “Wayne’s leadership and guidance were instrumental in completing the acquisition of the two ethanol plants in Nebraska this past July. Wayne will continue to be highly involved with the direction of Green Plains as he continues to serve as Chairman of the Board.”

“Todd and his team have done a great job navigating through turbulent times and Green Plains has emerged as one of the leading companies in the industry under his leadership. The company is in solid shape with strong liquidity, good momentum and a great strategy for continued growth,” commented Wayne Hoovestol, Chairman of the Board. “I feel fortunate to have helped the company get to this point and I leave knowing the company is in good hands.”

“I am also pleased to announce the addition of Michelle Mapes to the executive management team of Green Plains,” Becker added. “Michelle has been instrumental over the past two years as our primary outside counsel, working diligently on our merger with VBV and numerous other strategic transactions.  She has also provided excellent counsel on various contract negotiations and corporate governance practices.”

Prior to joining Green Plains, Ms. Mapes was a Partner at Husch Blackwell Sanders, LLP, where for her three years there, her practice was focused nearly exclusively in renewable energy. Prior to that, Ms. Mapes was Chief Administrative Officer & General Counsel for HDM Corporation, and Ms. Mapes served as Senior Vice President - Corporate Services & General Counsel to Farm Credit Services of America from April 2000 to June 2005. Ms. Mapes holds a Juris Doctorate from the University of Nebraska-Lincoln. Ms. Mapes also holds a Master of Business Administration and a Bachelor of Science degree in Accounting and Finance from the University of Nebraska-Lincoln.

About Green Plains Renewable Energy, Inc.

Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) is North America’s fourth largest ethanol producer, operating six ethanol plants in Indiana, Iowa, Nebraska and Tennessee with a combined expected operating capacity of 480 million gallons of ethanol per year. Green Plains also operates an independent third-party ethanol marketing service that currently provides marketing services to its affiliated plants as well as four third-party ethanol producers with expected operating capacity of 360 million gallons per year. Green Plains owns 51% of Blendstar, LLC, a Houston-based biofuel terminal operator with six facilities in five states. Green Plains’ agribusiness segment operates grain storage facilities and complementary agronomy, feed, and fuel businesses in northern Iowa and southern Minnesota.

---MORE---

Safe Harbor

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are identified by the use of words such as "anticipate," "estimate," "expect," “will,” "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management's current expectations and are subject to various factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. Green Plains may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, risks associated with commodity market risks, financial market risks, counter-party risks, risks associated with changes to federal policy and/or regulation, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KT for the period ended December 31, 2008 and in the Company's subsequent filings with the SEC. Green Plains assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The cautionary statements in this report expressly qualify all of our forward-looking statements. In addition, the Company is not obligated, and does not intend, to update any of its forward-looking statements at any time unless an update is required by applicable securities laws.

Company Contact:

Investor Contact:

Jim Stark, Vice President, Investor and Media Relations

John Baldissera

Green Plains Renewable Energy, Inc.

BPC Financial Marketing

(402) 884-8700

(800) 368-1217

2